                                                           EXHIBIT 3.10


                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                         CHEROKEE MINERALS AND OIL, INC.

     We the undersigned, Ronald L. Laford, President, and Mark S. Brewer, Assistant Secretary, of Cherokee Minerals and Oil, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                        I

     Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:

     "Article I- The name of the Corporation is "HydroMaid International, Inc."

                                       II

     The foregoing amendment was adopted by Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, and by vote of a majority of the stockholders of the Corporation at a meeting duly called and held January 20, 1999.

                                       III

     The number of common shares entitled to vote on the amendment was 21,246,244.

                                       IV

     The number of common shares voted in favor of the amendment was 17,801,606 with -0- opposing and -0- abstaining.

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                                       Ronald L LaFord
                                       ----------------------------------
                                       Ronald L. LaFord, President


                                       Mark S. Brewer
                                       -----------------------------------
                                       Mark S. Brewer, Assistant Secretary

STATE OF UTAH                )
                             ) ss
COUNTY OF SALT LAKE          )


     On the 20th day of January, 1999, personally appeared before me, a Notary Public, Ronald L. LaFord, who acknowledged that he is the President of Cherokee Minerals & Oil, Inc., and that he is authorized to and did execute the above instrument.


                                       Lorene B. Childs
                                       -----------------------------------
                                       NOTARY PUBLIC

[Notary Seal]

STATE OF UTAH                )
                             ) ss
COUNTY OF SALT LAKE          )


     On the 20th day of January, 1999, personally appeared before me, a Notary Public, Mark S. Brewer, who acknowledged that he is the President of Cherokee Minerals & Oil, Inc., and that he is authorized to and did execute the above instrument.


                                       Lorene B. Childs
                                       -----------------------------------
                                       NOTARY PUBLIC

[Notary Seal]